UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2017

SEACOR Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 523-2200
Not Applicable
____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement
On March 3, 2017, SEACOR Marine Holdings Inc. (“SEACOR Marine”), a wholly-owned subsidiary of SEACOR Holdings Inc., entered into Amendment No. 1 (the “NPA Amendment”) to the Convertible Senior Note Purchase Agreement dated November 30, 2015 (the “Note Purchase Agreement”) pursuant to which SEACOR Marine issued its 3.75% Convertible Senior Notes due 2022 (the “Notes”) with the purchasers named therein.
The NPA Amendment amends the Note Purchase Agreement to extend to January 10, 2018 the date at which, if the SEACOR Marine spin-off has not yet been consummated, each holder of the Notes will have the right to require SEACOR Marine to repurchase for cash all of such holder’s Notes at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon.
The foregoing description of the NPA Amendment is a summary only and is qualified in its entirety by reference to the complete text of the NPA Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the Convertible Senior Note Purchase Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

March 3, 2017	By:	/s/ Matthew Cenac

Name: Matthew Cenac
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to the Convertible Senior Note Purchase Agreement